UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2013

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On November 8, 2013 (the “Effective Date”), FFF Acquisition Sub, Inc. (“Acquisition Sub”), a Delaware corporation and wholly owned subsidiary of Inventure Foods, Inc. (the “Company”), acquired substantially all of the assets, properties and rights of Fresh Frozen, LLC, a Georgia limited liability company (“Fresh Frozen”), a branded frozen vegetable processor, pursuant to an Asset Purchase Agreement, dated as of November 8, 2013, by and among the Company, Acquisition Sub, Fresh Frozen and Fresh Frozen’s members (the “Purchase Agreement”).

In accordance with the Purchase Agreement, Acquisition Sub acquired substantially all of the assets, properties and rights of Fresh Frozen, including without limitation Fresh Frozen’s frozen food processing equipment assets, certain real property located in Jefferson, Georgia and Thomasville, Georgia, and other intellectual property, accounts receivable and inventory rights.  As consideration for the acquisition, Acquisition Sub assumed certain liabilities and obligations of Fresh Frozen and paid an aggregate amount of $38,375,000 in cash, a portion of which is being held in escrow to secure post-closing purchase price adjustments and indemnity claims.  An additional amount of up to $3.0 million is payable to Fresh Frozen in the form of an earn-out based on 2014 performance. The contingent payment, if any, will be paid during the first quarter of 2015.  Acquisition Sub assumed certain liabilities of Fresh Frozen relating to existing business contracts and leases, and accounts payable and accrued liabilities included on Fresh Frozen’s balance sheet as of the Effective Date.  The acquisition was funded with a senior syndicated credit facility led by U.S. Bank National Association, which also closed on November 8, 2013.

We expect to allocate the purchase price between goodwill, customer relationships, trademarks/trade names, covenants not to compete, property and equipment and working capital.  All goodwill and intangible asset amortization related to the acquisition of Fresh Frozen’s assets is expected to be deductible for income tax purposes. We will include the results of Fresh Frozen’s operations in our financial statements from the Effective Date forward, and pro-forma financial statements will be released on or before January 25, 2014.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01              Other Events.

On November 12, 2013, we issued a press release announcing the transactions described in Items 1.01 and 2.01 above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Fresh Frozen for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the Securities and Exchange Commission not later than January 25, 2014.

(b) Pro Forma Financial Information.

Pro forma financial information required pursuant to Article 11 of Regulation S-X is not included in this report, and will be filed with the Securities and Exchange Commission not later than January 25, 2014.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of November 8, 2013, by and among Inventure Foods, Inc., FFF Acquisition Sub, Inc., Fresh Frozen Foods, LLC and its members.
99.1	Press Release Announcing Fresh Frozen Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date:	November 12, 2013
/s/ Steve Weinberger
Steve Weinberger
Chief Financial Officer